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                                                           Exhibit 10.16.1

April 2, 1997

Fred Roder
9680 Britford Drive
Burke, VA 22015


Dear Fred,

Reference is made to the Stock Purchase Agreement between the Company and you dated as of December 31, 1996 (the "Agreement") which accords certain registration rights to you with respect to 32,000 post-split shares of common stock of InVision Technologies, Inc. In consideration of your execution and delivery of a certain Waiver of Registration Rights and a certain Lock-up Agreement requested by the Company's underwriters (together, the "Overhang Agreements") in connection with a planned underwritten public offering, the Company agrees to amend the first sentence of section 2.1 of the agreement as follows:

"The Purchaser shall not later than one year after the Closing Date or 120 days after the effective date of a Registration Statement under Section 2.2(b) hereof, whichever occurs first (the "Filing Date"), prepare and file with the SEC a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Act covering the Registrable Securities (the "Shelf Registration").

All other terms of the Agreement will remain the same. Copies of the above referenced sections of the Agreement are attached for your convenience.

Please indicate your acceptance of this change by signing and returning a copy of this letter to me by April 3, 1997. The change will become effective without further documentation upon delivery by you of executed originals of the Overhang Agreements.

Sincerely,

InVision Technologies, Inc.


By:   /s/ CURTIS P. DISIBIO
    -------------------------------
      Curtis P. DiSibio
      Vice President, Finance and
      Administration and Chief
      Financial Officer

Agreed to and accepted:


/s/ FREDRICK L. RODER
------------------------------
     Frederick L. Roder

Date:  4/3/97


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